Exhibit 32.1
CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
In connection with the filing of the Quarterly Report of John D. Oil and Gas Company (the “Company”) on Form 10-Q for the period ended June 30, 2011 (the “Report”) with the Securities and Exchange Commission, I, Richard M. Osborne, Chairman of the Board and Chief Executive Officer of the Company, and I, Carolyn T. Coatoam, Chief Financial Officer of the Company, certify pursuant to 18 U.S.C. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:
1)	the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and
2)	the information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Date: August 15, 2011	By:	/s/ Richard M. Osborne
Richard M. Osborne
Chairman of the Board and Chief Executive Officer

Date: August 15, 2011	By:	/s/ Carolyn T. Coatoam
Carolyn T. Coatoam
Chief Financial Officer